Exhibit 10.2

July 16, 2025

Re:	Offering (as defined below) by reAlpha Tech Corp. (the “Company”)

To Whom It May Concern:

The undersigned irrevocably agrees with the Company to vote all of the shares of Company’s voting stock over which the undersigned or any Affiliate of the undersigned (or any person in privity with the undersigned or any Affiliate of the undersigned) have voting control in favor of any resolution presented to the stockholders of the Company on Stockholder Approval. This letter agreement (this “Letter Agreement”) is delivered to the Company in connection with the Company’s offering pursuant to the registration statement on Form S-1 (File No. 333-288571) (the “Offering”) for which Offering H.C. Wainwright & Co., LLC (the “Placement Agent”) is acting as exclusive placement agent of the Company. Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated July 16, 2025, among the Company and the purchasers signatory thereto.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the Offering and a material inducement to the Placement Agent to place the Offering and the Placement Agent shall be a third party beneficiary of this Letter Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Placement Agent and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

This letter is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

By:
Name of Shareholder:
Number of voting shares over which I have voting control:_______________